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                                                                     Exhibit 23








CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation of our report dated June 15, 2001, included in this Form 11-K, into Heller Financial, Inc. Savings and Profit Sharing Plan's previously filed Registration Statement File No. 333-51829.


/s/ Arthur Andersen LLP


Chicago, Illinois
June 15, 2001